                 EXHIBIT 11-COMPUTATION OF PER SHARE EARNINGS
                           RYKA INC. AND SUBSIDIARY


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

                                                                                      NINE MONTHS
                                                                                  ENDED SEPTEMBER 30,
                                                                              ----------------------------
                                                                                 1997             1996
                                                                              ----------       -----------
PRIMARY:
     Weighted average number of shares outstanding...................         60,386,559        58,421,284
     Net effect of dilutive stock options and warrants (based on
       the Treasury Stock Method using average market price).........                  -                 -
                                                                              ----------       -----------
               Total.................................................         60,386,559        58,421,284
                                                                              ==========       ===========
     Net loss........................................................          ($369,167)      ($1,237,303)
                                                                              ==========       ===========
     Net loss share..................................................          ($    .01)      ($      .02)
                                                                              ==========       ===========

FULLY DILUTED:
     Weighted average number of shares outstanding...................              N/A              N/A
     Net effect of dilutive stock options and warrants (based on the Treasury Stock Method using the quarter-end market
       price, if greater than the average market price)...............                 -                 -
                                                                              ----------       -----------
             Total                                                                 N/A              N/A
                                                                              ==========       ===========
     Net loss........................................................              N/A              N/A
                                                                              ==========       ===========
     Net loss per share..............................................              N/A              N/A
                                                                              ==========       ===========

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